Exhibit 99
National City Corporation
1900 E. 9th St.
Cleveland, OH 44114-3484

Media Contact:	Investor Contact:
Kristen Baird Adams 216-222-8202	Jill Hennessey 216-222-9253
NATIONAL CITY COMPLETES SALE OF FIRST FRANKLIN TO MERRILL LYNCH
     CLEVELAND, January 2, 2007 — National City Corporation (NYSE: NCC) has announced the completion of the sale of the First Franklin origination franchise and related servicing platform to Merrill Lynch & Co. (NYSE: MER), effective Dec. 30, 2006. First Franklin is a leading originator of non-prime residential mortgage loans through a nationwide wholesale network.
     Under terms of the agreement, Merrill Lynch paid a $1.3 billion purchase price for the San Jose, Calif.-based First Franklin, and affiliated business units, Pittsburgh-based National City Home Loan Services and NationPoint, headquartered in Lake Forest, Calif.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at www.nationalcity.com.

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